Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2020 THIRD QUARTER

————————

San Antonio, TX, November 9, 2020 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended September 30, 2020.

“Over the course of 2020, our team has taken decisive action to protect and enhance the foundation we have built since becoming an independent company,” said William Eccleshare, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “As a result of our strong execution, vigilance on costs and success in capitalizing on our investments, we delivered better than expected results in the third quarter, particularly in Europe.”

Mr. Eccleshare added, “In addition, we continued to invest in the technology that is transforming our business and our sector. We have expanded our digital platform, successfully launched Clear Channel RADAR in the U.K. and Spain, and enhanced Americas’ RADARConnect® with a new partnership. Our team has also been winning new business that will contribute to our long-term growth trajectory once traffic levels rebound. We are excited to announce that we were awarded the largest airport advertising contract in the U.S. by the Port Authority of New York and New Jersey, which will add significantly to our unique portfolio of assets.

“We are encouraged by the tone of conversations with our advertisers across markets and are confident we will benefit from our strategic decisions and investments as the economies rebound and advertisers return. While we obviously cannot predict the pandemic’s future trajectory, we remain focused on the strong medium and long-term opportunities within our sector and our ability to generate growth in 2021 and beyond. In the interim, we believe that our liquidity position, including our $845 million cash balance at quarter-end, is sufficient to support our business and continue to evaluate opportunities to strengthen our financial flexibility.”

Financial Highlights:

Financial highlights for the third quarter of 2020, as compared to the same period of 2019:

Americas:

•	Revenue down 31.8% year-over-year to $223.7 million.

•	Segment Adjusted EBITDA[1] down 48.2% year-over-year to $70.7 million.

Europe:

•	Revenue down 13.4% year-over-year to $216.9 million. Revenue, excluding movements in foreign exchange rates (“FX”), down 17.9% year-over-year to $205.7 million.

•	Segment Adjusted EBITDA[1] and Segment Adjusted EBITDA[1] excluding movements in FX down $22.6 million year-over-year to $(8.1) million.

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

COVID-19 Impacts and Mitigating Liquidity Measures:

COVID-19 Impacts:

COVID-19 initially caused unprecedented worldwide lock-downs, significant travel and transportation restrictions in airports and transit systems, a significant reduction in time spent out-of-home by consumers, reductions in consumer spending and volatile economic conditions and business disruptions across the globe.

As lock-downs and restrictions lifted, the negative impacts of COVID-19 began to lessen during the last weeks of the second quarter, and we saw an increase in mobility, traffic and other out-of-home metrics, including from our own RADAR data movement platform.

During the third quarter, out-of-home metrics, travel patterns, consumer behavior and economic activity improved to varying degrees across our global platform, resulting in a sequential growth in revenues; however, third quarter revenues remained significantly below historic norms in both our Americas and Europe segments. As lock-downs lifted in Europe, we saw a strong rebound in bookings from the historic lows of the second quarter. Our Americas segment improved as well, but to a lesser extent as its second quarter lows were less severe than Europe’s. While better than the second quarter, our Latin America business continued to be severely constrained during the third quarter.

Mitigating Liquidity Measures:

Throughout the third quarter, we continued to take measures to increase our liquidity and preserve and strengthen our financial flexibility, including the following:

•	Renegotiated contracts with landlords and municipalities to better align fixed site lease expenses with reductions in revenue;

•	Cut compensation costs through reductions in salaries, bonuses and employee hours, as well as hiring freezes and furloughs;

•

Committed to restructuring plans to reduce headcount throughout the Company with expected pre-tax annual cost savings of approximately $32 million and total charges for the plans in the range of approximately $23 million to $26 million;

•	Obtained European governmental support and wage subsidies;

•	Eliminated and reduced certain discretionary expenses;

•	Deferred capital expenditures;

•	Deferred site lease and other payments to optimize working capital levels; and

•	Issued $375 million in senior secured notes in August through our indirect wholly-owned subsidiary Clear Channel International B.V. (“CCIBV”).

As of September 30, 2020, we had $845.0 million of cash on our balance sheet.

Current Activity and Guidance:

So far in the fourth quarter, our Americas segment customer booking activity is slightly better when compared to the bookings seen in the third quarter. The recent mobility restrictions in European countries, including France and the U.K., have created significant volatility in our Europe segment booking activity. Both our Americas and Europe segments are experiencing customer advertising buying decisions later in the buying cycle, which can delay bookings and impact weekly levels of booking activity. Latin America bookings are showing improvement but continue to be severely constrained.

The duration and severity of COVID-19’s impacts continue to evolve and remain unknown. It remains unclear whether the positive out-of-home metric momentum that we saw in the third quarter will hold through the fourth quarter and beyond, and when we will see stabilized out-of-home metrics translate into a return to typical out-of-home advertising buying levels. The resurgence in COVID-19 cases we are experiencing in the fourth quarter is causing certain restrictions to be reinstated, which may cause the positive momentum of the third quarter to slow down or be reversed. As such, we will consider expanding or implementing further cost savings initiatives throughout the remainder of the year and into 2021 as circumstances warrant.

See “Cautionary Statement Concerning Forward-Looking Statements.”

Results:

Revenue:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Revenue:
Americas	$223,715	$328,250	(31.8)%	$719,202	$928,114	(22.5)%
Europe	216,934	250,440	(13.4)%	535,970	784,772	(31.7)%
Other	6,856	74,757	(90.8)%	58,048	225,692	(74.3)%

Consolidated Revenue	$447,505	$653,447	(31.5)%	$1,313,220	$1,938,578	(32.3)%

Revenue excluding movements in FX1:
Americas	$223,715	$328,250	(31.8)%	$719,201	$928,114	(22.5)%
Europe	205,654	250,440	(17.9)%	533,174	784,772	(32.1)%
Other	8,044	74,757	(89.2)%	62,806	225,692	(72.2)%

Consolidated Revenue excluding movements in FX	$437,413	$653,447	(33.1)%	$1,315,181	$1,938,578	(32.2)%

[1]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Revenue down 31.8%:

•	Total digital revenue down 34.8% to $68.1 million; digital revenue from billboards & street furniture down 31.0% to $54.9 million

•	Revenue from print billboards, airport displays, other transit displays and wallscapes down

•	National sales down 38.2%; local sales down 27.6%

Europe: Revenue down 13.4%; excluding movements in FX, down 17.9%:

•	Digital revenue down 12.3% to $64.1 million; digital revenue, excluding movements in FX, down 16.6% to $61.1 million

Other: Revenue down 90.8%; excluding movements in FX, down 89.2%:

•	We sold our Clear Media business on April 28, 2020

•

Revenue from our Latin America business was $6.9 million and $21.7 million for the three months ended September 30, 2020 and 2019, respectively, and $28.8 million and $63.3 million for the nine months ended September 30, 2020 and 2019, respectively.

Direct Operating and SG&A Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Direct operating & SG&A expenses[1]:
Americas	$155,778	$192,465	(19.1)%	$498,059	$566,076	(12.0)%
Europe	228,518	238,244	(4.1)%	632,567	712,953	(11.3)%
Other	13,185	56,609	(76.7)%	95,069	176,832	(46.2)%

Consolidated Direct operating & SG&A expenses[2]	$397,481	$487,318	(18.4)%	$1,225,695	$1,455,861	(15.8)%

Direct operating & SG&A expenses excluding movements in FX3:
Americas	$155,778	$192,465	(19.1)%	$498,059	$566,076	(12.0)%
Europe	217,039	238,244	(8.9)%	631,980	712,953	(11.4)%
Other	15,397	56,609	(72.8)%	103,153	176,832	(41.7)%

Consolidated Direct operating & SG&A expenses excluding movements in FX	$388,214	$487,318	(20.3)%	$1,233,192	$1,455,861	(15.3)%

[1]

Direct operating and SG&A expenses as included throughout this earnings release refers to the sum of direct operating expenses (excluding depreciation and amortization) and selling, general and administrative expenses (excluding depreciation and amortization).

[2]

Restructuring and other costs included within Direct operating and SG&A expenses were $6.9 million and $3.3 million during the three months ended September 30, 2020 and 2019, respectively, and $11.0 million and $8.9 million during the nine months ended September 30, 2020 and 2019, respectively. Included within restructuring and other costs for the nine months ended September 30, 2020 were severance costs of $5.3 million related to the restructuring plan to reduce headcount.

[3]	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Americas: Direct operating and SG&A expenses down 19.1%:

•	Lower site lease expenses related to lower revenue and renegotiated fixed lease expense

•	Lower direct production, maintenance and installation expenses driven by lower revenue and operating cost savings initiatives

•	Lower compensation costs from lower revenue and operating cost savings initiatives

Europe: Direct operating and SG&A expenses down 4.1%; excluding movements in FX, down 8.9%:

•	Lower site lease expense related to lower revenue and renegotiated fixed lease expense

•	Lower employee compensation expense from lower revenue, operating cost savings initiatives, and governmental support and wage subsidies

Other: Direct operating and SG&A expenses down 76.7%; excluding movements in FX, down 72.8%:

•	We sold our Clear Media business on April 28, 2020

•

Direct operating and SG&A expenses from our Latin America business were $13.2 million and $17.5 million for the three months ended September 30, 2020 and 2019, respectively, and $39.0 million and $50.9 million for the nine months ended September 30, 2020 and 2019, respectively.

Corporate Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Corporate expenses[1]	$30,719	$37,535	(18.2)%	$99,722	$105,056	(5.1)%
Corporate expenses excluding movements in FX2	$30,372	$37,535	(19.1)%	$99,956	$105,056	(4.9)%

1.

Restructuring and other costs included within corporate expenses were $2.3 million and $8.7 million during the three months ended September 30, 2020 and 2019, respectively, and $10.7 million and $19.1 million during the nine months ended September 30, 2020 and 2019, respectively. Included within restructuring and other costs for the nine months ended September 30, 2020 were severance costs of $1.9 million related to the restructuring plans to reduce headcount.

2.	See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for an explanation of this financial measure.

Corporate expenses down 18.2%; excluding movements in FX, down 19.1%:

•	Lower employee compensation expense from operating cost savings initiatives and a decrease in operating performance

•	Lower costs related to investigation in China

•	Partially offset by incremental stand-alone costs associated with the build-out of new corporate functions after the Separation

Net Loss:

Consolidated net loss was $135.8 million and $212.4 million during the three months ended September 30, 2020 and 2019, respectively, and $567.7 million and $393.3 million during the nine months ended September 30, 2020 and 2019, respectively.

•

Impairment charges of $27.3 million recognized in third quarter of 2020 as compared to $5.3 million of impairment charges recognized in the same period of 2019; additional impairment charges of $123.1 million recognized in first quarter of 2020 due to expected negative impacts from COVID-19

•	Gain of $75.2 million on sale of Clear Media recognized in second quarter of 2020

•

Loss on extinguishment of debt of $5.4 million recognized during the three and nine months ended September 30, 2020 as compared to $96.3 million and $101.7 million recognized during the three and nine months ended September 30, 2019, respectively

•

Income tax benefit of $29.5 million and $33.0 million recognized during the three and nine months ended September 30, 2020 as compared to income tax expense of $30.1 million and $58.8 million recognized during the three and nine months ended September 30, 2019, respectively

Adjusted EBITDA1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Segment Adjusted EBITDA[1]:
Americas	$70,716	$136,491	(48.2)%	$225,693	$364,367	(38.1)%
Europe	(8,141)	14,444	(156.4)%	(91,071)	77,461	(217.6)%
Other[2]	(5,650)	18,454	(130.6)%	(36,092)	49,815	(172.5)%

Total Segment Adjusted EBITDA	56,925	169,389	(66.4)%	98,530	491,643	(80.0)%
Adjusted Corporate expenses[1]	(26,077)	(26,802)	(2.7)%	(79,866)	(73,538)	8.6%

Adjusted EBITDA[1]	$30,848	$142,587	(78.4)%	$18,664	$418,105	(95.5)%

Segment Adjusted EBITDA excluding movements in FX1:
Americas	$70,716	$136,491	(48.2)%	$225,692	$364,367	(38.1)%
Europe	(8,144)	14,444	(156.4)%	(93,423)	77,461	(220.6)%
Other	(6,643)	18,454	(136.0)%	(39,356)	49,815	(179.0)%

Total Segment Adjusted EBITDA	55,929	169,389	(67.0)%	92,913	491,643	(81.1)%
Adjusted Corporate expenses excluding movements in FX1	(25,780)	(26,802)	(3.8)%	(79,933)	(73,538)	8.7%

Adjusted EBITDA excluding movements in FX1	$30,149	$142,587	(78.9)%	$12,980	$418,105	(96.9)%

[1] See “Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

[2] Our Latin America business represented ($5.7) million and $4.3 million of Other Segment Adjusted EBITDA for the three months ended September 30, 2020 and 2019, respectively, and ($9.5) million and $12.6 million of Other Segment Adjusted EBITDA for the nine months ended September 30, 2020 and 2019, respectively.

Capital Expenditures:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2020	2019		2020	2019
Capital expenditures:
Americas	$9,293	$19,146	(51.5)%	$41,189	$46,484	(11.4)%
Europe	12,067	25,336	(52.4)%	31,489	59,761	(47.3)%
Other	2,420	13,858	(82.5)%	10,805	22,917	(52.9)%
Corporate	2,506	2,041	22.8%	9,766	10,500	(7.0)%

Consolidated capital expenditures	$26,286	$60,381	(56.5)%	$93,249	$139,662	(33.2)%

Operating Highlights:

Americas:

•

Clear Channel Airports (“CCA”), the Americas-based airports business of CCO, was awarded the U.S. airport advertising contract with Port Authority of New York and New Jersey to transform JFK, LaGuardia (“LGA”), Newark (“EWR”) and Stewart (“SWF”) airports into world-class digital media platforms for next gen passenger, brand experience. The contract is for 12 years and is contingent upon execution by both parties, which we expect to occur in mid-November; CCA anticipates the new contract will go into effect December 30, 2020.

The partners aligned their interests with contract terms that set the stage for both parties to achieve their goals under the current conditions and for years to come and could become the new industry model. The deal contains a two-year transition period to account for the impact of COVID-19 and the traffic recovery at Port Authority facilities. The actual minimum annual guaranteed payment due each year, as well as capex spend, after the two-year transition period will be dependent upon passenger traffic at JFK, LGA, EWR and SWF.

•

CCA announced a first-in-the-nation rollout of a new audience impressions methodology that provides advertisers a more precise analysis of a consumer’s advertising journey as they traverse an airport. The methodology, developed by Geopath, an independent organization that develops the industry-standard and accepted currency for Out-of-Home media in the U.S. is being integrated by CCA into the nation’s busiest and most sought-after airports.

•

Our Americas segment has expanded RADARConnect®, part of CCO RADAR, our suite of audience planning, amplification and measurement solutions, through a new partnership with Tremor Video. The partnership integrates outdoor ads with an all-screen video solution and helps brands amplify out-of-home reach and deepen consumer engagement with video ads across all screens.

•

Americas markets deployed 19 new digital billboards in the third quarter, for a total of more than 1,400 digital billboards at September 30, 2020. Our Americas segment had more than 2,000 digital billboards and street furniture displays at September 30, 2020.

Europe:

•

Clear Channel U.K. celebrated a number of significant city contract successes, including Newcastle and Leicester, along with creating notable innovations as part of existing contacts, such as Cardiff. In each case, we are launching ambitious infrastructure renewal and upgrade projects that encompass environmental and social schemes, reflecting our dual mission to act as both an effective platform for brands, while making a positive difference in communities as a platform for good.

•	European markets added 383 new digital displays in the third quarter, for a total of more than 15,000 digital displays at September 30, 2020.

Other:

•	Our Latin American markets had more than 600 digital displays at September 30, 2020.

Clear Channel International B.V. (“CCIBV”)

Our Europe segment consists of the businesses operated by CCIBV and its consolidated subsidiaries. Accordingly, the revenue for our Europe segment is the same as the revenue for CCIBV. Europe Segment Adjusted EBITDA, the segment profitability metric reported in our financial statements, does not include an allocation of CCIBV’s corporate expenses that are deducted from CCIBV’s operating income and Adjusted EBITDA.

As discussed above, Europe and CCIBV revenue decreased $33.5 million during the third quarter of 2020 compared to the same period of 2019, to $216.9 million. After adjusting for an $11.3 million impact from movements in foreign exchange rates, Europe and CCIBV revenue decreased $44.8 million.

CCIBV operating loss was $37.6 million in the third quarter of 2020 compared to operating loss of $16.2 million in the same period in 2019.

For a discussion of revenue and direct operating and SG&A expenses driving CCIBV’s Adjusted EBITDA, see the discussion of our Europe Segment Adjusted EBITDA in this earnings release.

Liquidity and Financial Position:

Cash and Cash Equivalents:

As of September 30, 2020, we had $845.0 million of cash on our balance sheet, including $417.5 million of cash held outside the U.S.

(In thousands)	Nine Months Ended September 30,
2020
Net cash used for operating activities	$(115,434)
Net cash provided by investing activities[1]	124,262
Net cash provided by financing activities	444,973
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(13,307)

Net increase in cash, cash equivalents and restricted cash	$440,494

Cash paid for interest on debt	$302,097
Cash paid for income taxes, net of refunds	$11,312

1.

Reflects net proceeds of $216.0 million from the sale of our Clear Media business, net of cash retained by Clear Media, received in the second quarter of 2020. In October 2020, we paid $23.3 million of taxes to the Chinese taxing authorities related to the sale.

Debt:

In March 2020, we borrowed $150.0 million under our Revolving Credit Facility, which matures in August 2024.

In May 2020, CCIBV issued a promissory note in principal amount of $53.0 million (the “CCIBV Promissory Note”), which was transferred to the holder of our Preferred Stock in exchange for the Preferred Stock, which remains outstanding and is held by one of our subsidiaries and is therefore eliminated in consolidation.

In August 2020, CCIBV issued $375.0 million aggregate principal amount of 6.625% Senior Secured Notes due 2025. A portion of the proceeds from this issuance was used to repay the CCIBV Promissory Note.

Principal payments on our Term Loan Facility are due quarterly, and during the nine months ended September 30, 2020, we made principal payments totaling $15.0 million. Our next material debt maturity is in 2024 when the $1.9 billion 9.25% Senior Notes due 2024 issued by Clear Channel Worldwide Holdings, Inc. are due.

We anticipate having approximately $20.9 million of cash interest payment obligations throughout the remainder of 2020 and $349.9 million of cash interest payment obligations in 2021.

Refer to Table 3 in this press release for additional detail regarding the outstanding debt balance.

TABLE 1—Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$447,505	$653,447	$1,313,220	$1,938,578
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	290,610	358,156	895,432	1,069,012
Selling, general and administrative expenses (excludes depreciation and amortization)	106,871	129,162	330,263	386,849
Corporate expenses (excludes depreciation and amortization)	30,719	37,535	99,722	105,056
Depreciation and amortization	62,427	76,226	204,372	231,476
Impairment charges	27,263	5,300	150,400	5,300
Other operating income (expense), net[1]	(5,528)	620	58,051	(1,632)

Operating income (loss)	(75,913)	47,688	(308,918)	139,253
Interest expense, net	90,551	106,776	269,435	329,610
Loss on extinguishment of debt	(5,389)	(96,271)	(5,389)	(101,745)
Loss on Due from iHeartCommunications	—	—	—	(5,778)
Other income (expense), net	6,493	(26,874)	(16,886)	(36,642)

Loss before income taxes	(165,360)	(182,233)	(600,628)	(334,522)
Income tax benefit (expense)	29,516	(30,136)	32,958	(58,806)

Consolidated net loss	(135,844)	(212,369)	(567,670)	(393,328)
Less amount attributable to noncontrolling interest	93	2,929	(17,044)	(2,924)

Net loss attributable to the Company	$(135,937)	$(215,298)	$(550,626)	$(390,404)

1.	Other operating income (expense), net, for the nine months ended September 30, 2020 includes a gain recognized on the sale of Clear Media of $75.2 million.

Weighted Average Shares Outstanding

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Weighted average common shares outstanding – Basic and Diluted	464,858	463,049	464,268	396,202

TABLE 2—Selected Balance Sheet Information:

(In thousands)	September 30, 2020	December 31, 2019
Cash and cash equivalents	$844,980	$398,858
Total current assets	1,354,946	1,201,891
Net property, plant and equipment	898,003	1,211,154
Total assets	5,801,516	6,393,288
Current liabilities (excluding current portion of long-term debt)	1,031,002	1,160,230
Long-term debt (including current portion of long-term debt)	5,595,388	5,084,018
Mandatorily-redeemable preferred stock	—	44,912
Stockholders’ deficit	(2,738,846)	(2,054,706)

TABLE 3—Total Debt:

(In thousands)	September 30, 2020	December 31, 2019
Debt:
Term Loan Facility	$1,980,000	$1,995,000
Revolving Credit Facility[1,2]	150,000	—
Receivables-Based Credit Facility[2]	—	—
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes Due 2027	1,250,000	1,250,000
Clear Channel International B.V. 6.625% Senior Secured Notes Due 2025	375,000	—
Clear Channel Worldwide Holdings 9.25% Senior Notes Due 2024	1,901,525	1,901,525
Other debt	6,986	4,161
Original issue discount	(8,618)	(9,561)
Long-term debt fees	(59,505)	(57,107)

Total debt[3]	5,595,388	5,084,018
Less: Cash and cash equivalents	(844,980)	(398,858)

Net debt	$4,750,408	$4,685,160

[1]	The Company repaid $20.0 million of the outstanding balance on the Revolving Credit Facility in October 2020.

[2]

As of September 30, 2020, the Company had $20.2 million of letters of credit outstanding and $4.8 million of excess availability under the Revolving Credit Facility and $67.6 million of letters of credit outstanding and $16.5 million of excess availability under the Receivables-Based Credit Facility. Access to availability under the Company’s credit facilities is limited by the covenants relating to incurrence of secured indebtedness in the CCWH Senior Notes Indenture.

[3]	The current portion of long-term debt was $21.5 million and $20.3 million as of September 30, 2020 and December 31, 2019, respectively.

Supplemental Disclosure Regarding Non-GAAP Financial Information and Segment Adjusted EBITDA:

A significant portion of the Company’s advertising operations is conducted in foreign markets, principally Europe, and management reviews the results from its foreign operations on a constant dollar basis. The Company presents the non-GAAP financial measures of revenue excluding movements in FX, direct operating and SG&A expenses excluding movements in FX, corporate expenses excluding movements in FX, and Adjusted EBITDA (as defined below) excluding movements in FX because management believes that viewing certain financial results without the impact of fluctuations in foreign currency rates facilitates period-to-period comparisons of business performance and provides useful information to investors. These non-GAAP financial measures, which exclude the effects of foreign exchange rates, are calculated by converting the current period’s amounts in local currency to U.S. dollars using average foreign exchange rates for the comparable prior period.

The Company presents Adjusted EBITDA because the Company believes Adjusted EBITDA helps investors better understand the Company’s operating performance as compared to other outdoor advertisers and is widely used in practice. The Company defines Adjusted EBITDA as consolidated net loss, plus: income tax expense (benefit); all non-operating expenses (income), including other expense (income), net, loss on extinguishment of debt, loss on Due from iHeartCommunications, and interest expense, net; other operating expense (income), net; impairment charges; depreciation and amortization; non-cash compensation expenses included within corporate expenses; and restructuring and other costs included within operating expenses. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs. The Company uses Adjusted EBITDA as one of the primary measures for planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. The Company believes Adjusted EBITDA is useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management and helps improve investors’ ability to understand the Company’s operating performance, making it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes Adjusted EBITDA is among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry. As part of the calculation of Adjusted EBITDA, the Company also presents the non-GAAP financial measure of Adjusted Corporate expenses, which the Company defines as corporate expenses excluding restructuring and other costs and non-cash compensation expense.

Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or, in the case of Adjusted EBITDA, the Company’s ability to fund its cash needs. In addition, Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies. Users of this non-GAAP financial information should consider the types of events and transactions that are excluded.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) consolidated net loss to Adjusted EBITDA and (ii) corporate expenses to Adjusted Corporate expenses.

Reconciliation of Consolidated Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Consolidated net loss	$(135,844)	$(212,369)	$(567,670)	$(393,328)
Adjustments:
Income tax (benefit) expense	(29,516)	30,136	(32,958)	58,806
Other (income) expense, net	(6,493)	26,874	16,886	36,642
Loss on extinguishment of debt	5,389	96,271	5,389	101,745
Loss on Due from iHeartCommunications	—	—	—	5,778
Interest expense, net	90,551	106,776	269,435	329,610
Other operating (income) expense, net	5,528	(620)	(58,051)	1,632
Impairment charges	27,263	5,300	150,400	5,300
Depreciation & amortization	62,427	76,226	204,372	231,476
Share-based compensation	2,297	2,021	9,180	12,416
Restructuring and other costs	9,246	11,972	21,681	28,028

Adjusted EBITDA	$30,848	$142,587	$18,664	$418,105

Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Corporate expenses	$(30,719)	$(37,535)	$(99,722)	$(105,056)
Restructuring and other costs	2,345	8,712	10,676	19,102
Share-based compensation	2,297	2,021	9,180	12,416

Adjusted Corporate expenses	$(26,077)	$(26,802)	$(79,866)	$(73,538)

Segment Adjusted EBITDA

The Company changed its presentation of segment information during the first quarter of 2020 to reflect changes in the way the business is managed. Effective January 1, 2020, the Company has two reportable segments – Americas and Europe. The Company’s remaining operating segments, China (before its sale on April 28, 2020) and Latin America, do not meet the quantitative thresholds to qualify as reportable segments and are disclosed as “Other.”

Additionally, beginning in 2020, Segment Adjusted EBITDA is the profitability metric reported to the Company’s chief operating decision maker for purposes of making decisions about allocation of resources to, and assessing performance of, each reportable segment. Segment Adjusted EBITDA is a GAAP financial measure that is calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost savings initiatives such as severance, consulting and termination costs, and other special costs.

The Company has restated the segment information for prior periods to conform to the 2020 presentation.

Conference Call

The Company will host a conference call to discuss results on November 9, 2020 at 8:30 a.m. Eastern Time. The conference call number is 877-665-6356 (U.S. callers) and 270-215-9897 (International callers), and the access code for both is 8978255. A live audio webcast of the conference call will also be available on the events section of the Clear Channel Outdoor Holdings, Inc. website (investor.clearchannel.com). After the live conference call, a replay of the webcast will be available for a period of 30 days on the recent events section of the Clear Channel Outdoor Holdings, Inc. website.

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with a diverse portfolio of approximately 500,000 print and digital displays in 31 countries across North America, Europe, Latin America and Asia, reaching millions of people monthly. A growing digital platform includes more than 16,000 digital displays in international markets and more than 2,000 digital displays (excluding airports), including more than 1,400 digital billboards, in the U.S.

Comprised of two business divisions – Clear Channel Outdoor Americas (CCOA), the U.S. and Caribbean business division, and Clear Channel International (CCI), covering markets in Europe, Latin America and Asia – CCO employs approximately 5,100 people globally. More information is available at investor.clearchannel.com, clearchanneloutdoor.com and clearchannelinternational.com.

For further information, please contact:

Investors:

Eileen McLaughlin

Vice President - Investor Relations

(646) 355-2399

InvestorRelations@clearchannel.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our guidance and outlook, our business plans, our strategies, our expectations about certain markets, our cost savings initiatives, our restructuring plans, the timing of execution of the contract with the Port Authority, the potential benefits of the Port Authority contract and our liquidity are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the magnitude of the impact of the COVID-19 pandemic on our operations and on general economic conditions; weak or uncertain global economic conditions and their impact on the level of expenditures on advertising; our ability to service our debt obligations and to fund our operations and capital expenditures; industry conditions, including competition; our ability to obtain key municipal concessions for our street furniture and transit products; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; other general economic and political conditions in the U.S. and in other countries in which we currently do business, including those resulting from recessions, political events and acts or threats of terrorism or military conflicts; changes in labor conditions and management; the impact of future dispositions, acquisitions and other strategic transactions; our ability to execute restructuring plans; legislative or regulatory requirements; regulations and consumer concerns regarding privacy and data protection; a breach of our information security measures; restrictions on outdoor advertising of certain products; fluctuations in exchange rates and currency values; risks of doing business in foreign countries; third-party claims of intellectual property infringement, misappropriation or other violation against us; the risk that the Separation could result in significant tax liability or other unfavorable tax consequences to us and impair our ability to utilize our federal income tax net operating loss carryforwards in future years; the risk that we may be more susceptible to adverse events following the Separation; the risk that we may be unable to replace the services iHeartCommunications provided us in a timely manner or on comparable terms; our dependence on our management team and other key individuals; the risk that indemnities from iHeartMedia will not be sufficient to insure us against the full amount of certain liabilities; volatility of our stock price; the impact of our substantial indebtedness, including the effect of our leverage on our financial position and earnings; the ability of our subsidiaries to dividend or distribute funds to us in order for us to repay our debts; the restrictions contained in the agreements governing our indebtedness limiting our flexibility in operating our business; the effect of analyst or credit ratings downgrades; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange; whether or not the contract with the Port Authority will be executed on the terms contemplated and in the anticipated time frame or at all; our ability to fully realize the expected benefits of the Port Authority contract; and certain other factors set forth in our other filings with the SEC. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.

This press release includes forward-looking statements about our expected cost savings as a result of measures taken in response to the COVID-19 pandemic and their impact on our liquidity. We may cease these cost savings initiatives or modify them at any time in response to changes in economic conditions or other factors, and we may incur unanticipated costs that offset our anticipated cost savings as we navigate the challenges of the current environment. Additional factors may emerge as a result of the COVID-19 pandemic that could cause these expectations to change. To add to the uncertainty, it is unclear when a sustainable economic recovery could start and what a recovery will look like after this unprecedented shutdown of the economy. In light of the rapidly-evolving impact of the COVID-19 pandemic, the magnitude and duration of its impact on our cost savings initiatives, our results of operations and our overall liquidity position will not be known until future periods.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Other key risks are described in the section entitled “Item 1A. Risk Factors” of the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Except as otherwise stated in this press release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.